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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2004
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 30, 2004

Bank of Hawaii Corporation

130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 18, 2004

Dear Shareholder:

        The 2004 Annual Meeting of shareholders of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") will be held on Friday, April 30 2004 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before its use.

        On behalf of the Board of Directors, thank you for your cooperation and support.

                      Sincerely,

                      MICHAEL E. O'NEILL
                       Chairman of the Board and
                      Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 30, 2004

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") will be held on Friday, April 30, 2004, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect four Class III Directors for terms expiring in 2007, two Class II Directors for terms expiring in 2006 and one Class I Director for term expiring in 2005.

  2.
  To approve the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan

  3.
  To elect an Independent Auditor.

  4.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Bank of Hawaii common stock (NYSE: BOH) at the close of business on March 1, 2004 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                      By Order of the Board of Directors

                      CORI C. WESTON
                       Senior Vice President and Corporate Secretary
                      Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 18, 2004

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save your Company the expense of a supplementary solicitation.

  Thank you for acting promptly.

PROXY STATEMENT

        The Board of Directors of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") is soliciting the enclosed proxy for the Company's 2004 annual meeting. The proxy statement, proxy card, and the Company's Annual Report on Form 10-K are first being distributed to the Company's shareholders on or about March 18, 2004.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
What am I voting on?

A:
The election of directors, the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan and the election of an independent auditor.

Q:
Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on March 1, 2004 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were                        shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:
What shares can I vote?

A:
You may vote all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may direct your vote without attending the annual meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker or other nominee. You can do that via the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the prepaid and addressed envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:
Can I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

Q:
Who will count the votes?

A:
Georgeson Shareholder Communications, Inc. will count and tabulate the votes. The shares represented by your proxy will be voted FOR each of the proposals, unless you indicate to the contrary.

Q:
What are the voting procedures?

A:
Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. All other proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting, provided that the total votes cast on the proposal to approve the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan represents over 50% in interest of all securities entitled to vote on the proposal. For all proposals other than the election of directors, broker non-votes will be treated as not entitled to vote and so will not affect the outcome, although abstentions will have the same effect as negative votes.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004 to assist in the solicitation of proxies for an estimated fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q:
May I propose a candidate for inclusion on the Board's slate of director nominees?

A:
Yes. You may submit a candidate for consideration by the Board to be included in the Board's slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating and Corporate Governance Committee under the same criteria that are applied to other candidates. These criteria are set forth below and in the Company's By-Laws and Corporate Governance Guidelines. The Corporate Governance Guidelines are attached as Appendix B.

  Potential nominees will be evaluated based on their independence, within the meaning of the Company's Corporate Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, ability to commit adequate time to Board and committee matters, and to act on behalf of shareholders.

  The criteria also include a determination of the needs of the Board and of the individuals' personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. The Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Company's business.

  Candidates to be considered for nomination by the Nominating and Corporate Governance Committee at the 2005 shareholder meeting must be presented in writing to the Corporate Secretary on or before November 18, 2004 at 130 Merchant Street, Honolulu, Hawaii 96813.

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2005 shareholder meeting by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2005 annual meeting of shareholders must be made in accordance with SEC Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 18, 2004 at the above address.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2005 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2004 annual meeting; in other words, no later than February 9, 2005 and no earlier than January 30, 2005. (Please refer to

  Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee proposed in person, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

Q:
How may I communicate with the Board, Non-Management Directors or the Lead Independent Director?

A:
Shareholders may communicate with the Board, Non-Management Directors or Lead Independent Director by sending correspondence c/o the Company's Corporate Secretary, 130 Merchant Street, Dept. 232, Honolulu, Hawaii 96813. All communications received will be forwarded to the Board, Non-Management Directors or Lead Independent Director as addressed.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than 3 nor more than 15 persons. The Board is divided into three classes, with the terms of office of one class expiring each year. Nominees for election are described below. Each nominee has consented to serve. All nominees are currently serving on the Company's Board with the exception of Ms. S. Haunani Apoliona (Class II), Mr. Michael J. Chun (Class I), Mr. Allan R. Landon (Class II) and Ms. Barbara J. Tanabe (Class III); who currently serve on the Board of Bank of Hawaii (the "Bank"), the Company's only subsidiary. These individuals have been nominated to fill four vacancies on the Board. In December 2003, the Board approved an increase in the number of directors from nine to thirteen as of the April 30, 2004 shareholder meeting and is recommending the aforementioned nominees to fill the vacancies. The nominees were originally proposed by the Nominating and Corporate Governance Committee. If a nominee is not a candidate at the time of the annual meeting, then the proxy holders plan to vote for the remaining nominees and other persons as they may determine.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

NOMINEES FOR ELECTION FOR CLASS III DIRECTORS TERMS EXPIRING IN 2007

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Mary G.F. Bitterman; 59; 1994	Director, Osher Lifelong Learning Institute (a non-profit organization dedicated to providing continuing education opportunities through affiliations with colleges and universities) since 2003; President and Chief Executive Officer, The James Irvine Foundation (an organization administering the assets of the charitable trust of James Irvine) from 2002-2003; President and Chief Executive Officer, KQED, Inc. (a public broadcasting center) from 1993-2002.	–
Martin A. Stein; 63; 1999	President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) since October 1998; Vice Chair of BankAmerica Corporation (a banking company) responsible for Technology, Operations, Payments, and Purchasing from 1990-1998.	–
Barbara J. Tanabe; 55	Owner and Partner, Ho'akea Communications, LLC (a communication and community building company) since 2003; Owner and Partner, Ho'akea (a public affairs company) from 2001-2003; President and Chief Executive Officer, Hill and Knowlton Hawaii (a public relations company) from 1992-1995; Reporter and Journalist, KOMO-TV and KHON-TV (television news) from 1970-1987. Director of Bank since 1994.	–
Robert W. Wo, Jr.; 51; 2002	President and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984.	–

CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2006

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
S. Haunani Apoliona; 55	Chairperson and Trustee, Office of Hawaiian Affairs ("OHA") (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians since 2000; Trustee, OHA from 1996-2000; President/Chief Executive Officer, Alu Like, Inc. (a non-profit organization assisting Native Hawaiians in social and economic development) from 1991-1997. Director of the Bank since 1994.	–
Clinton R. Churchill; 60; 2001	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000); Chief Executive Officer of The Estate of James Campbell from 1988-1992.	–
David A. Heenan; 64; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001).	Maui Land & Pineapple Co., Inc.
Allan R. Landon; 55	President, Chief Financial Officer and Treasurer of the Company, and President and Chief Financial Officer of the Bank since 2003; Vice Chairman, Chief Financial Officer and Treasurer of the Company, and Vice Chairman and Chief Financial Officer of the Bank from 2001-2003; Executive Vice President and Director of Risk Management for the Company and Bank from 2000-2001; Chief Financial Officer, First American Corporation (a banking company) from 1998-2000. Director of the Bank since 2002.	–
Michael E. O'Neill; 57; 2000	Chairman and Chief Executive Officer of the Company and the Bank since November 2000; Chairman, Chief Executive Officer and President of the Company and Bank from 2000-2003; Vice Chairman and Chief Financial Officer, BankAmerica Corporation (a banking company) from 1995-1999.	–

CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2005

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Peter D. Baldwin; 66; 1991	Owner of Piiholo Ranch, LLC (a cattle ranching and eco-tourism company) since 2001; President of Baldwin Pacific Corporation (livestock maintenance and sales on Maui) since 1965; President, Baldwin Pacific Properties, Inc. (a real estate development company) since 1988; and Director and Chief Executive Officer of Orchards Hawaii, Inc. (a fruit juice marketing company) since 1986.	–
Michael J. Chun; 60
	President and Headmaster of Kamehameha Schools (a college preparatory school serving children of Hawaiian ancestry) since 2001; President of Kamehameha Schools from 1998-2001; Vice President of Park Engineering (an environmental engineering firm) from 1985-1988. Director of the Bank since 1993.	Alexander & Baldwin, Inc.
Robert A. Huret; 58; 2000	Managing Member of Financial Technology Management (a venture capital management company) since 1998; Senior Consultant, Financial Services Group at Montgomery Securities from 1984-1998.	–
Donald M. Takaki; 62; 1997	Chairman and Chief Executive Officer, Island Movers, Inc. (a transportation service company) since 1964; President, Transportation Concepts, Inc. (a transportation leasing company) since 1988 and General Partner, Don Rich Associates (a real estate development company) since 1979.	–

BENEFICIAL OWNERSHIP

         At the close of business on December 31, 2003, Bank of Hawaii had 54,928,480 shares of its common stock outstanding. As of December 31, 2003, this table shows how much Bank of Hawaii common stock was owned (i) by its directors, nominees, and the Chief Executive Officer and the four other persons who were the most highly compensated executive officers of Bank of Hawaii at December 31, 2003 (the "named executive officers"), and (ii) by one company that is known to us to own beneficially 5% or more of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days		Total	Percent of Outstanding Shares as of 12-31-03
Wellington Management Co., LLP 75 State Street Boston, Massachusetts 02109	10,514,213		-0-		10,514,213	19.14%
S. Haunani Apoliona	1,616	(2)	14,000	(7)	15,616	*
Peter D. Baldwin	4,462	(2)(9)	19,000	(7)	23,462	*
Mary G.F. Bitterman	18,274	(2)(3)	19,000	(7)	37,274	*
Michael J. Chun	5,300	(2)	14,000	(7)	19,300	*
Clinton R. Churchill	6,052	(2)(8)	14,000	(7)	20,052	*
David A. Heenan	15,961	(2)(6)	19,000	(7)	34,961	*
Robert A. Huret	6,441	(2)	9,000	(7)	15,441	*
Martin A. Stein	1,000	(2)	12,000	(7)	13,000	*
Donald M. Takaki	12,188	(2)(10)	18,000	(7)	30,188	*
Barbara J. Tanabe	7,206	(2)	13,000	(7)	20,206	*
Robert W. Wo, Jr.	12,196	(2)(3)	14,000	(7)	26,196	*
Michael E. O'Neill	866,342	(5)	2,512,000		3,378,342	6.15%
Allan R. Landon	96,303		179,630		275,933	*
Alton T. Kuioka	104,505	(2)(4)	205,833		310,338	*
William C. Nelson	8,520		169,633		178,153	*
David W. Thomas	19,492		150,433		169,925	*
Directors, nominees and executive officers as a group (17 persons)	1,193,358		3,394,196		4,587,554
*
Each of the directors and named executive officers beneficially owns less than 1% of the outstanding common stock except Mr. O'Neill.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to information furnished by it, Wellington Management Company, LLP ("WMC") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of December 31, 2003, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 10,514,213 shares of Bank of Hawaii common stock owned by numerous investment advisory clients, none known to have more than five percent of the class. As of December 31, 2003, WMC had shared power to vote or to direct the vote over 4,621,833 of those shares, and shared power to dispose or to direct the disposition of 5,892,380 of those shares.

(2)
Includes 1,600 restricted shares that each of the directors own under the Director Stock Program with the exception of the following directors and named executive officers: Mr. Stein, 1,000 shares; Mr. Huret, 600 shares; Mr. Kuioka, 600 shares. Mr. O'Neill does not own any restricted shares. Includes Messrs. Churchill 3,067 shares, Heenan 13,365 shares, Huret 5,841 shares, Takaki 7,921 shares, Tanabe 2,481 shares and Wo 2,846 shares owned under the Directors Deferred Compensation Plan. See discussion on page 13 for further information on the Directors Deferred Compensation Plan and Director Stock Program.

(3)
Includes shares held individually by family members of which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 6,495 shares and Mr. Wo, 2,400 shares.

(4)
Includes 19,662 shares held in trust for Mr. Kuioka under the Bank of Hawaii Profit Sharing Plan.

(5)
Includes 152,273 shares owned by the Bank of Hawaii Charitable Foundation (the "Foundation"), of which Mr. O'Neill is President. Mr. O'Neill disclaims beneficial ownership of those shares. Mr. O'Neill directly owns 5.87% of the outstanding shares, and beneficially owns 6.15% of the outstanding shares, if the shares owned by the Foundation are included.

(6)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(7)
Includes options that will vest within 60 days of December 31, 2003 under the Director Stock Program described on page 13.

(8)
Includes 500 shares held in a pension plan.

(9)
Includes 2,674 shares held by Baldwin Pacific Corp.

(10)
Includes 2,704 shares held jointly with spouse which are subject to shared voting and investment power.

CORPORATE GOVERNANCE
BOARD STRUCTURE & COMPENSATION

Corporate Governance Guidelines

        The Company and Board have adopted Corporate Governance Guidelines ("Governance Guidelines") which are attached as Appendix C and posted on the Company's Investor Relations website at www.boh.com. Shareholders may receive a copy of the Governance Guidelines by writing the Corporate Secretary at 130 Merchant Street Honolulu, Hawaii 96813. The Governance Guidelines address Director qualification and independence standards, responsibilities, access to management and independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board's annual performance evaluation.

Board Governance and Attendance

        The Company's Board of Directors met nine times during 2003. The Board's policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company's annual shareholder meeting. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2003. Eight of the Company's Directors attended the 2003 shareholders' meeting.

        The Board has four standing committees: the Audit Committee, the Human Resources and Compensation Committee (the "Compensation Committee"), the Executive & Strategic Planning Committee (the "Executive Committee"), and the Nominating and Corporate Governance Committee (the "Nominating & Governance Committee"). The committee charters are posted on the Company's website previously given.

        Ms. Bitterman has served as the Lead Independent Director since 1999, and is Vice Chair of the Executive Committee and Chair of the Nominating & Governance Committee. The Lead Independent Director's duties are set forth in the Board's Governance Guidelines and include presiding over regularly scheduled executive sessions of the non-management directors or serving as a liaison between the non-management directors and executive management and assisting the Board and executive management to ensure compliance with the Governance Guidelines. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings which are usually five times a year. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2003, the non-management directors met in executive session eight times.

Board Independence

        The Board has a majority of independent directors as defined by the listing standards of the New York Stock Exchange ("NYSE") and the Board's Governance Guidelines. In considering all of the relevant facts and the categorical standards with respect to each director and nominee, the Board has affirmatively determined that all directors and nominees other than Messrs. O'Neill, Landon, Stein and Takaki are independent within the meaning of the NYSE listing standards and the Board's categorical standards for determining independence. The following nine directors and nominees have been affirmatively determined by the Board to be independent: Messrs. Baldwin, Chun, Churchill, Heenan, Huret, and Wo and Mmes. Apoliona, Bitterman and Tanabe. All of the committees, with the exception of the Executive Committee, are comprised entirely of independent directors. The Board has adopted categorical standards for determining whether a director is independent and has no material relationships with the Company, including but not limited to the following:

  a)
  materiality of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

  b)
  In no event shall a director be considered independent if the director is an employee, or the director's immediate family member is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

  c)
  In no event shall a director be considered independent if the director receives, or their immediate family member receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and is not independent until three years after they cease receiving such compensation.

  d)
  In no event shall a director be considered independent if the director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company until three years after the end of the affiliation or the employment or auditing relationship.

  e)
  In no event is a director to be considered independent if the director is employed, or the director's immediate family member is employed, as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  f)
  In no event is a director to be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  g)
  A director will not fail to be deemed independent solely as a result of the director's and the director's immediate family members', or a director's affiliated entity's, banking relationship with the Company if such relationship does not violate paragraphs 2(b) through 2(f) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, are made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and do not involve more than the normal risk of collectability or present other unfavorable features.

  h)
  Audit Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit Committee members may receive director's fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

        Until November 4, 2004, references in these standards to "three years" shall be deemed to be references to such shorter periods as may be permitted by Section 303A of the NYSE Listed Company Manual.

        For purposes of these independence standards, an "immediate family member" includes the director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) that shares the director's home.

Code of Business Conduct & Ethics

        The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The

Company is proud of the high standards of quality and service, which have been our hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees. All directors owe a duty of loyalty to the Company. This duty mandates that, in the course of carrying out the duties and responsibilities of that position, the best interest of the Company and its shareholders take precedence over any personal interests of the director.

        The Company and Board have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the "Code of Conduct and Ethics") which is posted on the Company's website previously provided. The Code of Conduct and Ethics addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations, (including insider trading laws); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. The Company will disclose any amendments to, or waivers, of the Code of Conduct and Ethics for directors or executive officers on the Company's website. Shareholders may obtain a printed copy by contacting the Corporate Secretary at the address previously provided.

Board Compensation

        Directors' fees are paid only to directors who are not employees of the Company or its subsidiaries. In 2003, each such director was paid an annual retainer of $16,000 and a quarterly payment of $750, plus $750 for each Board meeting attended. Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. The Company does not have a retirement plan for directors who are not employed by the Company or its subsidiaries.

        Directors who are not employed by the Company or its subsidiaries and who serve as members of the Compensation Committee or the Executive Committee receive $750 for each meeting attended. The Audit Committee meeting fee is $1,500. The chairs of the Compensation and Audit Committees, and the vice chair of the Executive Committee, also receive an annual retainer of $5,000.

Directors Deferred Compensation Plan

        The Company maintains a Directors Deferred Compensation Plan under which each director may elect to defer all of his or her annual retainer and meeting fees or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of the Company. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under the Deferred Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Bank of Hawaii stock, as selected by the participants.

Director Stock Program

        The Company has a Director Stock Compensation Program that annually grants 200 shares of restricted common stock ("Restricted Shares") and an option for 3,000 common shares to each non-employee director. The exercise price of the options is based on the closing market price of the shares on the date that the options were granted. Each option expires ten years from the date of grant and is generally not transferable. If an optionee ceases to serve as a director for any reason other than death or disability, any unexercised options terminate. Upon the exercise of options, the shares received ("Option Shares") are nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death or disability, the Option Shares will be redeemed by the Company at a price equal to the exercise price. The Restricted Shares are also nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death, disability, removal without cause, or change of control, the Restricted Shares are forfeited.

BOARD COMMITTEES AND MEETINGS

        The following information provides an overview of the primary responsibilities of the Board's standing committees and committee membership. The Board has affirmatively determined that all of the members of the Audit, Compensation and Nominating & Governance Committees ("Board Committees") meet the standards of the NYSE and the Company's Governance Guidelines for independence. The Board Committee's charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each Committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the assignment.

        Copies of the Board Committee charters can be viewed on the Company's Investor Relations website at www.boh.com. Shareholders may request a printed copy of the charters and Corporate Governance Guidelines by contacting the Corporate Secretary at 130 Merchant Street Honolulu, Hawaii 96813. A copy of the Audit Committee charter is included as Appendix A and a copy of the corporate governance guidelines is attached as Appendix B.

Audit Committee: 8 Meetings in 2003

Responsibilities of Committee		Current Members
•	The Committee assists the Board in its oversight of the following areas of the Company: regulatory and financial accounting and reporting and credit risk management; compliance with legal and regulatory requirements; independent auditor's qualifications and independence; and performance of internal audit function and independent auditors.	Clinton R. Churchill (Chair) Robert A. Huret (Financial Expert) Mary G.F. Bitterman Robert W. Wo, Jr.
•	The Board has determined that Robert A. Huret meets the definition of "financial expert" within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002.
•	The Board has determined that all Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise.
•	None of the Committee members serve on the audit committee of another publicly traded company.
•
The Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal auditing controls, or auditing matters and the confidential anonymous submission by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company's hiring of employees of the independent auditor.
•	Further information regarding the responsibilities performed by the Committee is provided in the Report of the Audit Committee on page 17 and in the Audit Committee Charter included as Appendix A.
Compensation Committee: 7 Meetings in 2003
Responsibilities of Committee		Current Members

•
	The Committee reviews, approves and reports to the Board on the corporate goals and objectives relevant to the CEO's compensation and evaluates the CEO's performance in light of those goals and objectives and determines and approves the CEO's compensation based on this evaluation.	David A. Heenan (Chair) Peter D. Baldwin Mary G.F. Bitterman
•	The Committee reviews, approves, and reports to the Board on the compensation arrangements and plans for senior management of the Bank and its subsidiaries.
•	The Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals.
•	The Committee reviews management development and training programs.
•	The Committee reviews succession planning for senior management.
•	Further information regarding the responsibilities performed by the Committee is provided in the Report of the Compensation Committee on page 18.
Executive Committee: 2 Meetings in 2003
Responsibilities of Committee		Current Members

•	The Committee has power to act for the Board in between its meetings except on those matters reserved to the Board by the By-Laws or otherwise	Michael E. O'Neill (Chair) Mary G.F. Bitterman (Vice Chair)
•	The Committee has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress.	Clinton R. Churchill David A. Heenan Robert W. Wo, Jr.

Nominating & Governance Committee: 8 Meetings in 2003
Responsibilities of Committee		Current Members

•	The Committee reviews the qualifications of all Board candidates and recommends qualified candidates for membership on the Board.	Mary G.F. Bitterman (Chair) Peter D. Baldwin
•	The Committee reviews the Board's organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees.	Clinton R. Churchill David A. Heenan Robert A. Huret
•	The Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees.	Robert W. Wo, Jr.
•	The Committee reviews and evaluates the Company's compliance with corporate governance requirements and leads and oversees the Board and its committees' annual performance evaluations
•	Further information regarding the responsibilities performed by the Committee and the Company's corporate governance is provided in the Governance Guidelines.

AUDIT COMMITTEE REPORT

        The Company's Board has determined that the Audit Committee is composed of four independent directors, in accordance with the applicable laws, regulations, New York Stock Exchange's listing requirements and the Company's Governance Guidelines. The Audit Committee operates under a written charter which has been adopted by the Company's Board and which is included as Appendix A to this proxy statement. Audit Committee members do not accept any consulting, advisory or other compensatory fees (except director fees) and are not affiliated with the Company (except as a director) or any subsidiary.

        Each Audit Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Audit Committee must have accounting or related financial management expertise. The Board has determined that the Audit Committee has one audit committee financial expert, Robert A. Huret, within the meaning of Securities Exchange Commission ("SEC") regulations adopted under the Sarbanes-Oxley Act of 2002, and that all Audit Committee members are financially literate and have accounting or related financial management expertise. None of the Audit Committee members serve on the audit committee of another publicly traded company.

        The Audit Committee's responsibilities include providing oversight of the quality and integrity of the Company's regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of this Audit Committee report. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K. The Audit Committee has also discussed with management and the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). These discussions include the quality, not just the acceptability, of the accounting principles applied. The Company's independent accountants have provided to the Audit Committee their written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent accountants, that firm's qualifications and independence. The Audit Committee has adopted Pre-Approval Procedures for Audit and Non-Audit Services (the "Pre-Approval Procedures") that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The Preapproval Procedures provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate pre-approval authority to any one of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" be included in the Company's Annual Report on Form 10-K for year ended December 31, 2003 for filing with the SEC. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditor.

        Members of the Audit Committee

  Clinton R. Churchill (Chair)
  Robert A. Huret (Financial Expert)
  Mary G.F. Bitterman
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern the Company's executive compensation programs, and various incentive and stock programs. The Compensation Committee reviews compensation levels of members of senior management, evaluates the performance of executive management, and considers executive management succession and related matters. All decisions relating to the compensation of the named executive officers are shared with the full Board.

        The policies and underlying philosophy governing the Company's executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with the Company's annual and long-term performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

  •
  Allow the Company to compete for, retain, and motivate talented executives critical to its success.

        The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. The executive officers' compensation is weighted toward programs contingent upon the Company's level of annual and long-term performance. In general, for senior management positions of the Company (including the Bank's named executive officers) and its subsidiaries, the Company will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Bank of Hawaii's asset size and complexity and that have similar products and markets. Goals for specific components include:

  •
  Base salaries for executives generally are targeted at the 50th percentile.

  •
  The Executive Incentive Plan will provide above 50th percentile awards if annual goals are exceeded.

        The Company retains the services of nationally recognized consulting firms to assist the Compensation Committee in performing its various duties. Those firms advise the Compensation Committee on compensation programs for the named executive officers and senior management of Bank of Hawaii and its subsidiaries. The Company also obtains extensive compensation studies every 2-3 years. The most recent compensation study focusing on executive officers was conducted in 2003; the results were presented along with the consulting firm's review of the Company's programs for senior management.

        The study provided an external competitive analysis of compensation for incumbents in the Company's Managing Committee, which includes the named executive officers, and senior management, using a comparable group of 13 banking and diversified financial organizations. These corporations were viewed as representative of the Company's talent competitors, and generally comparable in terms of overall size, business mix, and geographic scope. Many of the banking organizations in this group also are part of the S&P Banks index used in the performance graph. For the 2003 study, the consultant provided base salary levels and other pay data from the peer companies to derive market-based compensation levels that were appropriate for the Company's executive positions.

2003 Compensation Elements

        Compensation earned by named executive officers in 2003, as reflected in the Summary Compensation Table on page 23, consisted of the following elements: base salary, value sharing and retirement savings plan, stock options, restricted stock and restricted stock units. As indicated in the Summary Compensation Table, the Stock Option Grants in Last Fiscal Year Table, and the Long-Term Incentive Plans—Awards In Last Fiscal Year Table on pages 24-25, in 2003 the Compensation Committee awarded stock options, restricted stock and restricted stock units under the Company's Stock Option Plan of 1994 as amended (the "1994 Stock Option Plan"). In addition, the named executive officers (other than Mr. O'Neill) were granted contingent awards under the Bank of Hawaii Corporation Executive Incentive Plan ("Executive Incentive Plan") in 2003 as described below.

Base Salaries

        Base salaries for named executive officers are determined by evaluating the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and the individual's performance of his or her responsibilities.

        The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. Also taken into account are key differences in responsibilities between the executives of Bank of Hawaii and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

        To ease the expense burden of the Company, Messrs. Landon, Kuioka, Nelson and Thomas reduced their 2002 salaries by 10% from 2001 levels and their salaries were reinstated to the 2001 level in 2003. In 2003, Mr. Landon elected to reduce his salary and this reduction was considered in determining the amount of equity compensation granted to Mr. Landon which is discussed on pages 20-21. Mr. O'Neill elected to waive his base salary and any bonus for 2002 and 2003 and this reduction was considered in determining the amount of equity compensation granted to Mr. O'Neill which is discussed on pages 20-22.

Stock Ownership Guidelines

        The Compensation Committee believes that it is important for executive management to support an ownership culture for the Company's employees and shareholders and in 2001, implemented stock ownership guidelines which require the named executive officers to own a minimum amount of the Company's stock within 3 years. The Chairman and CEO is required to own at least 5 times his salary and the other named executive officers are required to own at least 2.5 times their salary in market value of Company stock. Stock ownership includes net after tax value of vested stock options, vested grants of performance-based restricted stock and stock or stock units from qualified plans. The amount of shares held by each of the named executive officers is reported in the Beneficial Ownership Table on page 9.

Executive Incentive Plan

        The objectives of the Executive Incentive Plan are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, advance the corporate and cultural imperatives and promote corporate initiatives. The Company's corporate and cultural imperatives include acting accountably, communicating openly and honestly, being results driven, working effectively in teams and embracing change. The corporate initiatives are to focus on customer service and sales, improve processes and systems, invest in the Company's employees and businesses, increase efficiency, and align compensation to performance and to the governing objective of maximizing shareholder value over time.

        At the Compensation Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Compensation Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award. The Compensation Committee granted contingent awards of up to 9% of the 2003 incentive pool to each of the named executive officers in 2003 with the exception of Mr. O'Neill, who does not participate in the Executive Incentive Plan. The 2003 limit for total awards for participants under the Executive Incentive Plan is 2% of the Company's total net income before taxes.

        To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year (the "incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100% of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets," but instead constitute the stated upper limit on final award amounts to give the Compensation Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

1994 Stock Option Plan

        The Compensation Committee considered stock options, restricted stock and restricted stock unit grants under the 1994 Stock Option Plan for employees of the Company and its subsidiaries. (The authority to grant awards under the 1994 Stock Option Plan expired on December 31, 2003. The Company is submitting the 2004 Stock and Incentive Compensation Plan to the shareholders for approval at the April 2004 annual meeting and further information is provided on pages 29-34.)

        Awards under the 1994 Stock Option Plan are granted by the Compensation Committee to those employees whose management responsibilities place them in a position to make substantial contributions to the financial success of the Company. Directors who are not employees are not eligible to participate in the 1994 Stock Option Plan. The Compensation Committee, which administers the 1994 Stock Option Plan, determines whether the options will be incentive stock options or nonqualified stock options. All stock options granted in 2003 had an exercise price equal to the market price of the Company's common stock on the date of grant.

        The Compensation Committee believes stock options provide a strong incentive to increase shareholder value, because these awards have value only if the stock price increases over time. The Compensation Committee also believes that restricted stock and restricted stock units, when used as an integral part of incentive compensation programs, provide an incentive to increase shareholder value. The Compensation Committee believes such equity awards to its named executive officers and other employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of the Company.

        In 2003, the size of the stock option, restricted stock and restricted stock unit grants under the 1994 Stock Option Plan were based primarily on the individual's responsibilities, performance and position. Individual awards were also affected by the Compensation Committee's subjective evaluation of other factors it deemed appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Compensation Committee's view are not fully reflected by other compensation elements. The Compensation Committee's decisions concerning individual grants generally were not affected by the number of options previously exercised, or the number of unexercised options held.

        In 2003, the Compensation Committee granted a total of 1,664,250 options to 521 employees and 270,000 restricted stock units and shares of restricted stock to 9 employees. Of these, 425,000 options were granted in February 2003 to the named executive officers as follows: Mr. O'Neill (300,000), Mr. Landon (70,000), Mr. Thomas (30,000) and Mr. Nelson (25,000). All of these options vest one year from the date of grant. Additional information regarding the stock options granted to the named executive officers is provided in Stock Option Grants In Last Fiscal Year Table on page 24. The amounts of individual awards to executive officers in 2003 were based on their individual positions, responsibilities, performance, leadership and the other factors discussed above.

        In October 2003, the Compensation Committee granted the members of the Managing Committee (other than Mr. O'Neill) restricted stock units ("RSUs") under the 1994 Stock Option Plan in furtherance of the Managing Committee 2004 Stock Compensation and Retention Program, including grants to certain named executive officers as follows: Mr. Landon (30,000), Mr. Kuioka (30,000), Mr. Nelson (20,000) and Mr. Thomas (30,000). The RSU grants were based on the recipients' individual positions, responsibilities, performance, leadership impact and the other factors discussed above. Dividend equivalents are paid on the restricted stock units. The restricted stock units will vest based on time and the successful completion of certain performance objectives. The fair market value of the Company's stock on December 31, 2003 was $42.20. Further information about the restricted stock units is provided below on this page and in the Long-Term Incentive Plans—Awards In Last Fiscal Year Table on page 25.

        In December 2003, the Compensation Committee granted 75,000 shares of restricted stock to Mr. Landon upon his appointment as President of the Company and the Bank, which is further described in the Summary Compensation Table on page 23. Of the 75,000 restricted shares, 40,000 are time-based restricted shares with 10,000 shares vesting each year beginning March 15, 2005 and 35,000 are performance-based restricted shares with a five year vesting period to be vested upon meeting certain efficiency ratio targets and top quartile performance or achieving annual NIACC (net income after capital charge) budget. If the efficiency ratio target is met, 20% of the original performance-based share grant vests each year. If the top quartile performance or annual NIACC budget is met, 30% of the original grant vests each year. A maximum of 50% of the original grant can vest in one year. If the performance-based shares are not earned by 2008, they are forfeited.

Managing Committee 2003 Stock Compensation and Retention Program

        All of the members of the Company's Managing Committee, including the named executive officers, other than Mr. O'Neill participate in the Managing Committee 2003 Stock Compensation and Retention Program. As a part of this program and under the 1994 Stock Option Plan, all participants were awarded RSUs in October 2003, as further described above on this page and in the Long-Term Incentive Plans—Awards in Last Fiscal Year Table on page 25. Certain participants in this program, including Messrs. Kuioka, Nelson and Thomas, also may be entitled to receive retention compensation designed to further encourage them to remain with the Company. This retention compensation, which will be payable in a lump sum or as salary continuation upon the participant's departure if and only if that departure occurs on or after an agreed upon date (which currently is expected to be within twelve months of the final vesting date for each participant's RSUs), will equal up to twenty-four months salary for participants.

CEO Compensation

        In determining Mr. O'Neill's annual compensation as Chief Executive Officer ("CEO"), the Compensation Committee has sought to provide levels that are competitive among comparable banks and financial services corporations as described on page 18. The Compensation Committee's objectives with regard to Mr. O'Neill's compensation are to attract, motivate and retain a CEO with the experience and capabilities needed to maximize shareholder value, provide outstanding leadership to employees, and deliver products and services to its customers. Mr. O'Neill's compensation reflects the Compensation Committee's continuing strategy of balancing short- and long-term incentives in structuring executive officer compensation and aligning the interest of the CEO with those of shareholders.

        In determining Mr. O'Neill's 2003 compensation, the Compensation Committee considered, among other factors, the 2002 financial performance of the Company. The Company's stock finished 2002 up 17 percent; it was the top performing bank in the Lehman Brothers 56 Bank Index and the leader in the

Bloomberg Bank Index for generating total shareholder returns in 2002. On December 17, 2002, the Company's stock reached a new high of $31.05. In 2002, the Company's strong credit quality continued to improve as did its operating performance in the core franchise.

        In 2003, the Company's stock price performance remained among the best in the industry. The Company's diluted earnings per share finished the year up 30 percent; the 10th performing bank of a 51 bank universe of which 23 banks are in the S & P Banks Index used in the stock performance graph. On December 30, 2003, the Company's stock reached a new high of $42.72, finishing the year up 37 percent. Net income for 2003 was up 12 percent from the prior year, return on average assets was 1.44 percent, up from 1.22 percent in 2002, and the return on average equity for 2003 was 15.02 percent, up from 10.24 percent in 2002. The Company successfully implemented a technology systems replacement project that has streamlined operations and improved efficiency. The lower-cost platform is expected to provide annual cost savings of over $17 million based on second quarter 2002 expense levels. Under Mr. O'Neill's leadership, the Company successfully completed an ambitious three-year strategic plan that began in 2001, which included improvement of risk management, divestiture or repair of underperforming businesses, improvement and growth of continuing businesses, improvement in operating efficiency and return of re-deployment of excess capital.

        Mr. O'Neill serves as Chairman and CEO of the Company pursuant to a written employment agreement effective as of November 3, 2000. The agreement includes a base salary of $900,000, subject to annual review. A copy of the agreement is included as an exhibit to the Company's Annual Report on Form 10-K. As previously noted, Mr. O'Neill elected to waive his base salary and any bonus for 2002 and 2003. Mr. O'Neill participates in the Company's Retirement Savings Plan and basic life and long term disability programs generally applicable to similarly situated executives of the Company. Mr. O'Neill does not participate in the Company's Executive Incentive Plan. As noted above, Mr. O'Neill received a grant of 300,000 stock options in February 2003 under the 1994 Stock Option Plan. Mr. O'Neill does not participate in the Company's Key Executive Severance Plan or the Managing Committee 2003 Stock Compensation and Retention Program. Similar to other employees, Mr. O'Neill's stock options become immediately exercisable upon a change in control of the Company as provided for in the 1994 Stock Option Plan.

Revenue Reconciliation Act of 1993

        In general, Bank of Hawaii intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Bank of Hawaii's executive compensation program or the loss of deductibility would not be materially adverse to Bank of Hawaii's overall financial position.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee during fiscal year 2003 served as an officer, former officer, or employee of the Company or any of its subsidiaries, or had a relationship discloseable under "Certain Transactions with Management and Others." Further, during fiscal year 2003 no executive officer of the Company served as:

  •
  A member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Members of the Compensation Committee

  David A. Heenan, Chair
  Peter D. Baldwin
  Mary G. F. Bitterman

Executive Compensation

        The following table shows, for the fiscal years ending December 31, 2003, 2002, and 2001, information on compensation the Bank paid its named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards	Payouts
				Other Annual Compensation ($)(3)	Restricted Stock Award(s) (#)(4)	Securities Underlying Options (#)(5)	Long-Term Incentive Payouts ($)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)					All Other Compensation ($)(6)
Michael E. O'Neill Chairman of the Board & Chief Executive Officer	2003 2002 2001	– – 900,000	– – 600,000	– 3,385 887,053	– – –	300,000 300,000 –	– – –	– 21,963 5,161
Allan R. Landon President, Chief Financial Officer and Treasurer	2003 2002 2001	255,010 297,006 313,334	125,000 – 275,000	– – –	75,000 – 10,000	70,000 61,600 125,000	– – –	15,468 74,028 91,688
Alton T. Kuioka Vice Chair, Commercial Banking	2003 2002 2001	375,014 337,506 364,585	290,000 – 247,000	– – –	– – 10,000	– 57,500 125,000	– – –	29,828 93,622 41,382
William C. Nelson Vice Chair, Chief Risk Officer	2003 2002 2001	315,012 283,506 290,048	115,000 – 385,000	– – 166,725	– – 10,000	25,000 56,300 125,000	– – –	19,398 36,314 –
David W. Thomas Vice Chair, Retail Banking	2003 2002 2001	350,017 315,006 189,586	180,000 – 150,000	– 51,582 133,857	– – 10,000	30,000 67,100 125,000	– – –	22,215 27,471 –

(1)
In support of efforts to reduce the expense burden of the Company, Mr. Landon elected to reduce his salary and bonus in 2003, this reduction was considered in determining the amount of equity compensation granted to Mr. Landon. Mr. Landon received a portion of his 2003 salary in options as described on pages 20-21. The value of such options using the Black-Scholes model is $75,000.

(2)
In 2003, Messrs. Landon, Nelson and Thomas elected to reduce their bonus under the Executive Incentive Plan and this reduction was considered in determining the amount of equity compensation granted. Messrs. Landon, Nelson and Thomas received options as described under the Long-Term Compensation Awards Securities Underlying Options above and on page 20. In 2003, Mr. Kuioka received an award under the Executive Incentive Plan which is described on pages 19-20. In 2002, in an effort to reduce the expense burden of the Company, Messrs. Landon, Kuioka, Nelson and Thomas did not receive any award under the Executive Incentive Plan. This reduction was considered in determining the amount of equity compensation granted. Mr. O'Neill is not a participant in the Executive Incentive Plan. In 2001, Messrs. Landon, Kuioka, Nelson and Thomas received a cash award under the Company's Executive Incentive Plan. In 2001, Mr. Nelson received a $100,000 bonus as consideration for joining the Company and a $35,000 bonus. In 2001, Mr. O'Neill received a bonus pursuant to the written employment agreement pursuant to which he joined the Company. In 2003, Messrs. Landon, Kuioka, Nelson and Thomas received grants of RSUs as further described in the Long-Term Incentive Plans—Awards in Last Fiscal Year Table below.
(3)
This column includes perquisites and other personal benefits ("perquisites") only if they exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for any named, reported executive officer for any year reported. Those perquisites and benefits which exceed 25% of the named executive officer's total perquisites are further described below. In 2002, Mr. O'Neill was reimbursed $1,190 for payment of taxes and $1,490 in automobile fuel cost. In 2002 and 2001, Mr. Thomas received $47,418, and $133,857 respectively as reimbursement for relocation expenses in moving to Honolulu. In 2001, Messrs. O'Neill and Nelson received reimbursement for relocation expenses incurred in moving to Honolulu in the amount of $887,053 and $155,715, respectively. Mr. O'Neill's 2001 relocation expenses included the reimbursement of brokerage commission paid on the sale of his California residence.

(4)
In December 2003, Mr. Landon received 75,000 restricted shares in recognition of his appointment as President, which are further described on page 21. The fair market value of the stock on the date of the December grant was $41.42 and the 2003 year-end stock price was $42.20. In March 2001, Messrs. Landon, Kuioka and Nelson each received 10,000 restricted shares with a fair market value of $18.80 per share. In April 2001 Mr. Thomas received 10,000 restricted shares with a fair market value of $21.16. The grants of the restricted shares were made under the Company's 1994 Stock Option Plan. Quarterly dividends are paid on the restricted stock.

(5)
All stock option awards were granted with an exercise price equal to the fair market value of Bank of Hawaii's common stock on the date of grant which is described in the Stock Option Grants In Last Fiscal Year Table below.

(6)
This column also includes the following allocations under the Bank of Hawaii Retirement Savings Plan ("Retirement Savings Plan") and the Bank of Hawaii Retirement Savings Excess Benefit Plan ("Excess Plan"). Messrs. Nelson and Thomas did not participate in these plans in 2001. In 2002, the named executive officers received a one time payout of accumulated vacation in excess of 80 hours as follows: Mr. O'Neill, $21,963; Mr. Landon; $35,651; Mr. Kuioka, $48,090; Mr. Nelson $4,858, and Mr. Thomas, $12,573. In 2002, Mr. Nelson and Mr. Thomas received, $705 and $2,468, respectively as a one time payout of an auto allowance which was discontinued in that year. In 2001, Mr. Landon received $75,000 upon completion of a risk management project pursuant to an agreement with the Company.

Name	Retirement Savings Plan 401(k) Matching Allocation($)	Retirement Savings Plan Value Sharing Allocation($)	Retirement Savings Plan Company Fixed Allocation($)	Excess Plan Value Sharing Allocation($)	Excess Plan Company Fixed Allocation($)
Michael E. O'Neill	—	—	—	—	—
Allan R. Landon	—	5,865	6,000	1,953	1,650
Alton T. Kuioka	6,500	5,865	6,000	6,213	5,250
William C. Nelson	—	5,865	6,000	4,083	3,450
David W. Thomas	6,500	3,498	6,000	1,716	4,501

STOCK OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value(1)
Name			Exercise or Base Price $/Share	Expiration Date
					5%	10%
Michael E. O'Neill	300,000	18.84	29.92	2/20/2013	5,644,958	14,305,433
Allan R. Landon	70,000	4.40	29.92	2/20/2013	1,317,157	3,337,934
Alton T. Kuioka	–	–	–	–	–	–
William C. Nelson	25,000	1.57	29.92	2/20/2013	470,413	1,192,119
David W. Thomas	30,000	1.88	29.92	2/20/2013	564,496	1,430,543

(1)
The Potential Realizable Values were determined using the 2003 year-end stock price of $42.20 and an option term of ten years at a 5% and 10% annualized rate.

(2)
Stock options become exercisable one year from the date of grant and remain exercisable for a nine-year period. The exercise price of the stock options is the fair market value of the Company's common stock on date of grant. All such options would become immediately exercisable upon a change in control of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table shows the stock options exercised by the named executive officers during 2003, and the number and total value of unexercised in-the-money options as of December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised, In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. O'Neill	–	–	2,512,000	300,000	67,903,150	3,684,000
Allan R. Landon	–	–	179,630	111,667	3,809,586	1,834,608
Alton T. Kuioka	2,066	53,520	386,271	41,667	8,611,132	975,008
William C. Nelson	45,000	949,050	169,633	66,667	3,351,564	1,282,008
David W. Thomas	–	–	150,433	71,667	2,772,575	1,245,074

(1)
The fair market value of Bank of Hawaii's common stock at 2003 year-end was $42.20.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number Of Shares, Units, or Other Rights (#)(1)	Performance Or other Period Until Maturation Or Payout(2)
Name			Threshold ($ Or #)	Target ($ Or #)	Maximum ($)r #)
Michael E. O'Neill	–	N/A	N/A	N/A	N/A
Allan R. Landon	30,000	2005	N/A	N/A	N/A
Alton T. Kuioka	30,000	2005	N/A	N/A	N/A
William C. Nelson	20,000	2005	N/A	N/A	N/A
David W. Thomas	30,000	2005	N/A	N/A	N/A

(1)
RSU's were awarded to all members of the Managing Committee, including the named executive officers other than Mr. O'Neill, in October 2003 under the 1994 Stock Option Plan in furtherance of the Managing Committee 2003 Stock Compensation and Retention Program, as described on page 21. During the vesting period, the participant is entitled to receive dividend equivalent payments equal to the actual dividends declared on the Company's stock.

(2)
The participant is entitled to a cash payment based upon the fair market value of the Company's stock upon vesting. For certain participants in this program (including all of the named executive officers who participate), 50% of their RSUs will vest on April 30, 2004 and 50% will vest on March 31, 2005, and for certain other participants, all of their RSUs will vest on April 30, 2004, in each case contingent on the successful completion of certain performance objectives. For the subgroup of participants who are eligible to receive retention compensation (including Messrs. Kuioka, Nelson and Thomas) as described on page 21, the vesting of their RSUs may be accelerated in the event of a departure prior to the end of the vesting period only if the departure is with the Company's approval. If such a participant's employment continues beyond the end of the vesting period, he or she also will receive a supplemental payment vesting on the earlier of twelve months from the original final vesting date or the date of departure, contingent on the successful completion of certain performance objectives. The amount of the supplemental payment will be equal to the cash equivalent value of the participant's original RSUs (for those with an original vesting period ending in 2004) or 50% of the participants original RSUs (for those with an original vesting period ending in 2005), based on the fair market value of the Company's stock at the end of the original vesting period, multiplied by a fraction, the numerator of which is the number of full months of additional employment, and the denominator of which is 12.

PENSION PLAN TABLE

	Estimated Maximum Annual Retirement Benefit Based Upon Years of Service
Average Annual Salary in Consecutive 5 Highest Paid Years
	15	20	25	30	35*
$75,000	$20,254	$27,005	$33,756	$40,507	$47,258
100,000	27,754	37,005	46,256	55,507	64,758
125,000	35,254	47,005	58,756	70,507	82,258
150,000	42,754	57,005	71,256	85,507	99,758
200,000	57,754	77,005	96,256	115,507	134,758
250,000	72,754	97,005	121,256	145,507	169,758
300,000	87,754	117,005	146,256	175,507	204,758
350,000	102,754	137,005	171,256	205,507	239,758
400,000	117,754	157,005	196,256	235,507	274,758
450,000	132,754	177,005	221,256	265,507	309,758
500,000	147,754	197,005	246,256	295,507	344,758
550,000	162,754	217,005	271,256	325,507	379,758
600,000	177,754	237,005	296,256	355,507	414,758
650,000	192,754	257,005	321,256	385,507	449,758
700,000	207,754	277,005	346,256	415,507	484,758
750,000	222,754	297,005	371,256	445,507	519,758

* Applies only to individuals hired before November 1, 1969.

Retirement Plan

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Bank of Hawaii Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution on his Retirement Plan benefits.

        The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Mr. Kuioka, were increased in proportion to the increase in the participant's average annual salary. The credited years of service and compensation covered by the plan as of the 1995 freeze date are as follows: Mr. Kuioka, 26 years and $226,257. The other named executive officers are not participants in the Retirement Plan.

        As of December 31, 2000, the benefits under the Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. From the 1995 freeze date through 2000, the retirement benefit determined under the table for Mr. Kuioka was increased by 8.54% due to an increase in his average annual salary. The frozen retirement monthly annuity amount for Mr. Kuioka is approximately $13,096.

Change-In-Control Arrangements

        Bank of Hawaii's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of the Company, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. All of the currently employed named executive officers, with the exception of Mr. O'Neill, participate in the Severance Plan. Each of the severance agreements with these named executive officers provides that a "change in control" will be deemed to have occurred if any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of the Company, or the persons who were directors of the Company before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        Severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change in control. Key features include:

  •
  The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

  •
  Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

  •
  The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

  •
  The lump sum payment would also include a payment equal to any difference between the actual payout under the Executive Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

  •
  The agreements provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

        Stock options held by named executive officers will become immediately exercisable upon a change in control. A change in control also will cause the lapse of restrictions on restricted stock issued under the Director Stock Program and 1994 Stock Option Plan. The incentive period for the Executive Incentive Plan will end, and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance Plan) of the Company. In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

Performance Graph

        The following graph shows the cumulative total return for Bank of Hawaii common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Banks Index. The graph assumes that $100 was invested on December 31, 1998 in Bank of Hawaii's stock, the S&P 500 Index and the S&P Banks Index. The cumulative total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Bank of Hawaii Corp.	$100	$79	$78	$118	$143	$203
S&P 500®	$100	$121	$110	$97	$76	$97
S&P © Banks Index	$100	$86	$103	$103	$102	$134

Certain Transactions with Management and Others

        Certain transactions involving loans, deposits and certificates of deposit, and money market instruments, and certain other banking transactions occurred during fiscal year 2003 between the Bank and its subsidiaries on the one hand, and one or more of the Company's directors, nominees for director and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or substantial beneficiary, on the other hand. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        The Company paid Sonoma Mountain Ventures, LLC, a company of which Mr. Stein is the President, $131,410 in 2003 for consulting services related to the analysis of existing management information systems ("MIS") policies and practices and development of a strategy to improve the efficiency and overall quality of the Company's technology and MIS. The Company successfully completed its systems conversion to Metavante in 2003 and the Company's contract with Sonoma Mountain Ventures, LLC concluded in June 2003. Neither Mr. Stein nor his company currently is providing any consulting or other services for the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2003, with the exception of two reports which were not filed timely due to administrative errors. Upon discovery of the omissions, the relevant forms were immediately filed. Mr. Landon and Ms. Donna Tanoue received options for 15,000 and 4,600 shares, respectively, on February 20, 2003, which were not reported until February 26, 2003.

PROPOSAL 2: APPROVAL OF BANK OF HAWAII CORPORATION 2004 STOCK OPTION PLAN AND INCENTIVE COMPENSATION PLAN

        The Board of Directors has approved and recommended for submission to the shareholders for approval, the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("Stock Plan"). The purpose of the Stock Plan is to promote the success and enhance the value of the Company by linking the interests of participants to those of the Company's shareholders and by providing participants with incentive for outstanding performance. Subject to the discretion of the Human Resources and Compensation Committee ("Compensation Committee"), the Stock Plan provides for the award of incentive stock options ("ISOs"), nonqualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and stock-based awards. Further, the Stock Plan is intended to serve as the successor to the existing Bank of Hawaii Corporation Stock Option Plan of 1994 ("Predecessor Plan") and shall be effective as of the date of shareholder approval of the Stock Plan ("Effective Date").

Description of the Stock Plan.

        A copy of the Stock Plan is attached hereto as Appendix "C", and the following summary of its principal provisions is subject in all respects to the full text of the Stock Plan.

        Administration.    The Stock Plan is administered by the Compensation Committee. The Compensation Committee maintains the discretionary authority to interpret the terms and conditions of the Stock Plan, determine the employees and independent contractors to whom awards may be granted, determine the terms and conditions of any award, and adopt rules, regulations, and guidelines relating to the administration of the Stock Plan. Except with respect to awards to certain officers, the Compensation Committee may by resolution authorize one or more officers of the Company to designate the participants to whom awards are granted and to determine the size (subject to the aggregate number as the Compensation Committee may authorize) and terms and conditions of the awards. All decisions made by the Compensation Committee pursuant to the provisions of the Stock Plan are final and binding on persons, including the Company and participants.

        Authorized Shares.    The number of shares of Common Stock reserved and available for awards under the Stock Plan is 700,000. The maximum number of shares that may be issued under the Stock Plan for the award of ISOs and NQSOs is 700,000 for each category. If any award under the Stock Plan, or under the Predecessor Plan after the Effective Date of the Stock Plan, is exercised or cashed out, or terminates or expires or is forfeited, without payment made in the form of Common Stock, the shares subject to such award will again be available for grant under the Stock Plan. Further, if the option price or tax withholding requirements with respect to an award are satisfied by tendering shares, or if an SAR is exercised, only the number of shares issued will be taken into account in determining the maximum number of shares available for awards under the Stock Plan. The number of shares reserved and available for awards is subject to equitable adjustment at the discretion of the Compensation Committee in connection with any transaction or event that affects the Company's Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares, or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights.

        Eligibility.    The Compensation Committee may grant awards under the Stock Plan to any employee, including officers and other key employees, or independent contractors of the Company or any of its subsidiaries or affiliates. A director of the Company or any of its subsidiaries or affiliates, who is not otherwise employed by such an organization, is not eligible to participate in awards under the Stock Plan.

        Limits on Awards.    Annual grant limitations under the Stock Plan apply to awards that are intended to qualify for exemption from Section 162(m) of the Code. Section 162(m) precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for "qualified performance-based compensation." In order to comply with the exemption from Section 162(m), awards that are intended to qualify as performance based compensation to covered employees are subject to the following annual limits: (a) the maximum aggregate number of shares for options granted in any one calendar year to any one covered employee is 2,500,000 shares; (b) the maximum aggregate number of shares for SARs granted in any one calendar year to any one covered employee is 2,500,000 shares; (c) the maximum aggregate number of shares for restricted stock and restricted stock units granted in any one calendar year to any one covered employee is 500,000 shares; (d) the maximum aggregate number of shares for performance shares and performance units granted in any one calendar year to any one covered employee is 500,000 shares; (e) the maximum aggregate value for cash-based awards paid in any one calendar year to any one covered employee is $10,000,000; and (h) the maximum aggregate number of shares for any other stock-based awards granted in any one calendar year to any one covered employee is 500,000 shares. These annual limits, the above description of the individuals eligible to participate in the Stock Plan, and the below description of performance measures upon which awards may be conditioned are material terms of the Stock Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code. The shareholder approval of this Proposal is intended to satisfy shareholder approval of such material terms for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m).

        Stock Options.    Options granted under the Stock Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or an NQSO. Upon exercise of an option, the participant is entitled to purchase option shares at a specified exercise price. The Compensation Committee at its discretion determines the number of option shares, duration of the option (but no later than the tenth anniversary of the date of grant), exercise price (e.g., equal to, greater than fair market value, or indexed), vesting, rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's options are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, for purposes of complying with tax qualification requirements, ISOs may be granted only to employees, may not be granted following the tenth anniversary of the Effective Date, and shall be subject to an exercise price no less than fair market value of Common Stock as of the date of grant. Further, following a participant's termination of employment (other than due to death or disability) ISOs are generally exercisable only within three months after such termination, and the aggregate fair market value (determined at the time of grant) of Common Stock, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, may not exceed $100,000. Upon exercise of an option, the exercise price is payable in cash, by tendering shares having a fair market value equal to the exercise price, or by any other method as determined by the Compensation Committee and provided under the award agreement. The Compensation Committee may also permit certain forms of "cashless exercise" of an option, including an arrangement under which the participant instructs a registered securities broker to sell a sufficient number of shares to cover the costs and expenses associated with the exercise of the option. As soon a practicable following payment of the exercise price, the option shares are delivered to the participant and, as may be determined by the Compensation Committee and provided under the award agreement, the option shares acquired may comprise restricted stock as described below.

        SARs.    SARs are granted either by themselves ("freestanding") or in connection with options ("tandem SARs"). Upon exercise of an SAR, the participant is entitled to receive an amount based upon the appreciation in the Common Stock over the grant price. The Compensation Committee at its discretion determines the number of SARs, duration of the SARs (but not later than the tenth anniversary of the date of grant), grant price (e.g., equal to, greater than fair market value, or indexed), vesting, form of payment (in cash or equivalent value in shares), rights to dividend equivalents, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant's SARs are exercisable in the manner determined by the Compensation Committee and provided under the award agreement. However, the grant price of tandem SARs is equal to the exercise price of the related option, and tandem SARs granted in connection with ISOs are subject generally to the terms and conditions relating to the underlying ISOs. The Compensation Committee may at its discretion substitute SARs for outstanding options granted to a participant, provided that the substituted SARs are at least equivalent to the terms and economic benefit of the options.

        Restricted Stock and Restricted Stock Units.    Restricted stock is a stock grant to participants that generally remain nontransferable and subject to forfeiture until the satisfaction of specified conditions. Restricted stock units are similar to restricted stock except that restricted stock units represent defined units of value and not shares of Common Stock. The Compensation Committee at its discretion determines the number of restricted stock or restricted stock units, term of the restriction period, applicable restrictions (e.g., vesting conditioned on service or attainment of performance goals, and holding requirements or sale restrictions upon vesting), any applicable purchase price, voting rights during the restriction period (although voting rights do not apply to restricted stock units), rights to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, custody of restricted stock certificates during the restriction period, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the restricted stock or restricted stock units in manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction or lapse of applicable conditions, restricted stock generally becomes freely transferable and nonforfeitable in favor of the participant, and restricted stock units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Performance Shares and Performance Units.    A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant, and a performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee and provided under the award agreement. The Compensation Committee at its discretion determines the number of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase price, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions not inconsistent with the Stock Plan. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant is entitled to the performance share or performance units in the manner determined by the Compensation Committee and provided under the award agreement. Upon satisfaction of the performance goals, shares of Common Stock equivalent to the performance shares are transferred to the participant, and the performance units become payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee and provided under the award agreement.

        Cash-Based Awards and Stock-Based Awards.    The Compensation Committee maintains the flexibility to provide for cash-based awards and stock-based awards in the amount and manner that it may determine at its discretion. Such awards may be valued and conditioned upon performance periods and goals, and may be payable in cash, shares, or a combination of cash and shares as may be determined by the Compensation Committee. If a participant's employment or service with the Company or any of its subsidiaries or affiliates terminates, the participant shall be entitled to payment of cash-based awards and stock-based awards in the manner determined by the Compensation Committee and provided under the award agreement. Cash-based awards and stock-based awards may serve as the basis for formulating short-term or long-term, performance-based bonus arrangements.

        Performance Measures.    As determined at the discretion of the Compensation Committee, the terms and conditions of awards under the Stock Plan (e.g., relating to amount, measurement, vesting, payment) may be conditioned upon certain performance measures. In the case of awards that are intended to comprise qualified performance-based compensation to covered employees under Section 162(m) of the Code, the performance measures are limited to one or more, separately or in combination, of the following performance measures: (a) earnings per share (actual or targeted growth); (b) net income after capital charge; (c) net income (before or after taxes); (d) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (e) efficiency ratio; (f) full-time equivalency control; (g) stock price (including, but not limited to, growth measures and total shareholder return); (h) noninterest income compared to net interest income ratio; (i) expense targets; (j) margins; (k) operating efficiency; (l) EVA®; (economic value added) and (m) customer satisfaction. The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company.

        Change In Control.    In the event of a "change in control" of the Company within the meaning of the Stock Plan, unless otherwise determined by the Compensation Committee and provided under the award agreement: (a) options and SARs are immediately vested and, if the participant is terminated without "cause" (within the meaning of the Stock Plan) from employment or service within one year of the change in control, such options and SARs are exercisable within one year of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units are immediately vested; (c) performance shares and performance units, and other awards conditioned upon performance goals or restrictions, become payable based on the assumed achievement or satisfaction of applicable performance goals or restrictions and based on a proration in accordance with completion of the applicable performance periods.

        Nontransferability.    Except as may be provided under an award agreement, any award granted is not transferable other than will or by the laws of descent and distribution and, further, the rights to the award apply to and may be exercised by, during the participant's lifetime, only by the participant.

        Amendment and Termination.    The Compensation Committee or the Board may amend or terminate the Stock Plan in whole or in part at any time. However, no amendment can be made without shareholder approval as may be required by law, regulation, or stock exchange rule. Further, options may not be repriced, replaced, or regranted through cancellation without prior shareholder approval. An amendment may not adversely affect in a material way any outstanding award without the written consent of the participant unless terminated sooner by action of the Compensation Committee or Bank, the Stock Plan will terminate ten years following the Effective Date.

Certain Federal Income Tax Considerations.

        The tax consequences of the Stock Plan are complex, and the following discussion deals only with general tax principles applicable to the Stock Plan under federal law.

        ISOs are options which under certain circumstances and subject to certain tax restrictions have special tax benefits for employees under the Code. NQSOs are options which do not receive such special tax treatment. When the Compensation Committee grants an ISO and when the participant exercises an ISO and acquires Common Stock, the participant realizes no income and the Company can claim no deduction. (However, the difference between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the ISO (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the spread between the option price and the fair market value of the stock at exercise (the spread) or (ii) the difference between the sale price and the exercise price. If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.

        When the Compensation Committee grants an NQSO, the participant realizes no income and the Company can claim no deduction. On exercise of an NQSO, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.

        When the Compensation Committee grants an SAR, the participant realizes no income and the Company can claim no deduction. The cash or the fair market value of stock received on an SAR exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

        Grants of restricted stock are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse, unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Section 83 of the Code. If the participant makes an election under Section 83, the Company receives a corresponding deduction. Any dividends received on restricted stock prior to the date the participant recognizes income on that stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

        The grant of restricted stock units, performance shares, performance units, and cash-based awards that is subject to performance measures does not generally result in taxable income to the participant. Following the completion of the performance period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

Equity Compensation Plan Information.

        The following table contains information with respect to all of the Company's compensation plans (including individual compensation arrangements) under which securities are authorized for issuance:

Equity Compensation Plan Information
December 31, 2003

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights a	Weighted-average exercise price of outstanding options, warrants and rights b	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) c
Equity compensation plans approved by security holders	9,112,505	$22.03	196,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

PROPOSAL 3: ELECTION OF AN
INDEPENDENT AUDITOR

        Subject to shareholder election, the Audit Committee has selected Ernst & Young, LLP as the Company's independent auditor for 2004. The Board of Directors recommends that the shareholders make this election. Ernst & Young, LLP has been the Company's independent auditor since its incorporation in 1971. We expect representatives of Ernst & Young, LLP to attend the annual meeting. Ernst & Young, LLP has indicated that they will have no statement to make but will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

        The following table summarizes Ernst & Young, LLP audit fees for 2003 and 2002.

Service	2003	2002
Audit Fees	$671,000	$621,000
Audit Related Fees	$190,000	$215,000
Tax Fees	$41,000	$544,000
All Other Fees	–	$251,000
Total	$902,000	$1,630,00

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements, statutory and subsidiary audits, reports on internal controls and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q were $671,000 and $621,000 for fiscal years 2003 and 2002, respectively.

Audit Related Fees

        The Audit Related Fees for 2003 include fees for benefit plan audits and other attestation reports. The Audit Related Fees for 2002 include the same services as well as internal audit augmentation services.

Tax Fees

        The Tax Fees for 2003 were primarily related to expatriate tax services and other advisory services. The Tax Fees for 2002 included tax-related services for the divestiture activity, expatriate tax services and other advisory tax assistance, including the final payment of a multi-year tax study.

All Other Fees

        All Other Fees for 2002 were primarily related to the assistance with the sale of the Company's Tahiti and New Caledonia operations. There were no fees in the category "All Other Fees" in 2003.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

Appendix A

Bank of Hawaii Corporation
Audit Committee Charter

Statement of Policy

        The Audit Committee (the "Committee") will provide assistance to the Board of Directors (the "Board") in fulfilling their oversight responsibility to the shareholders of Bank of Hawaii Corporation (the "Company"). The purpose of the Committee will be to:

  •
  Oversee the quality and integrity of regulatory and financial accounting and reporting and credit risk management;

  •
  Oversee the Company's compliance with legal and regulatory requirements;

  •
  Oversee the independent auditor's qualifications and independence;

  •
  Oversee the performance of the Company's internal audit function and independent auditors; and

  •
  Prepare the Committee report that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement.

        In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ one or more independent accountants, outside counsel or other experts as it deems appropriate, at the Company's expense. The Committee shall have full access to the independent auditors and all records, facilities or personnel of the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, experts hired by the Committee, and necessary or appropriate Committee expenses.

Organization

        The Committee shall be appointed by the Board and shall be comprised of at least three members consisting entirely of independent directors of the Board and meet any and all other requirements for audit committee members set forth in the listing requirement of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. Each Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Committee must have accounting or related financial management expertise. Members shall not serve on more than two other public audit committees simultaneously. The Committee will meet at least quarterly. The Board shall appoint one of the members of the Audit Committee to serve as Chair. The Chair shall prepare or approve an agenda and distribute it to the members of the Committee in advance of each meeting.

        The Committee may perform the duties required to be performed by the financial audit committee of its subsidiary, Bank of Hawaii (the "Bank"), and any other bank or non-bank subsidiary exercising fiduciary powers that does not have its own audit committee, to the extent permitted and in the manner required by applicable laws and regulations. The Committee may act simultaneously on behalf of the Company and of the Bank.

Responsibilities

1.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the

  Board and the Company's shareholders. The independent auditors will report directly to the Committee. The Committee shall have the sole authority to hire and fire, to determine the compensation and direct the payment of, and to oversee the independent auditors (including the resolution of any disagreements regarding financial reporting). Annually, the Committee will review and select the independent auditors for the upcoming fiscal year, subject to the shareholders' approval. The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NYSE listing standards.

2.
The Committee shall review the independence, performance and qualifications of the Company's independent auditors. Among other things, at least annually the Committee shall obtain and review a written report from the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. The Committee shall discuss the matters included in this written report and the auditors' independence from management, including any disclosed relationships or services that may impair the objectivity and independence of the independent auditors.

3.
The Committee shall pre-approve all auditing and permitted non-audit services to be provided by the independent auditors, except that the Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by applicable law or regulation. Further, in lieu of pre-approval of specific permitted non-audit services, the engagement may be entered into pursuant to detailed pre-approval policies and procedures established by the Committee, so long as the Committee is promptly informed of the service.

4.
The Committee shall discuss with the internal auditors, credit review and the independent auditors the overall scope and plans for their respective audits and credit review examinations, including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors and independent auditors the adequacy and effectiveness of the internal control over accounting and financial reporting including the Company's processes to assess and manage business and financial risk exposures and relevant compliance programs. The Committee will meet separately and periodically with the internal auditors, the independent auditors and management in the course of performing its oversight functions. The Committee shall review with the independent auditors audit problems or difficulties, including restrictions on the scope of their activities or access to requested information, and management's response, including significant disagreements with management. The Chair, acting on behalf of the Committee, shall conduct an annual review of the performance of the General Auditor and Credit Review Manager.

5.
The Committee shall discuss the Company's policies with respect to risk assessment and risk management.

6.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the interim financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

7.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the annual financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Annual Report on Form 10-K. This scope of this review and discussion shall include: management's and the independent auditor's judgments about the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

8.
The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be general, and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

9.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

10.
The Committee shall report regularly to the Board concerning matters within the scope of its responsibilities.

11.
The Committee shall review its own performance at least annually.

12.
The Committee shall review this charter at least annually and any revisions adopted by the Committee will be subject to approval by the Board.

Limitation of the Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

BANK OF HAWAII CORPORATION
CORPORATE GOVERNANCE GUIDELINES

        1.    Purpose

        The Board of Directors of Bank of Hawaii Corporation (together with its subsidiaries, the "Corporation") is committed to providing leadership that ensures the long-term success of the Corporation and maximizing shareholder value over time. The Board believes that its independence is fundamental to the diligent execution of its duties. The Nominating & Corporate Governance Committee of the Board of Directors (the "Board") has developed, and the Board has adopted, the following Corporate Governance Guidelines (the "Guidelines") to assist the Board in its responsibilities in serving the shareholders and the Corporation. The Guidelines provide the general structure within which the Board may conduct its business and are subject to change from time to time as the Board deems appropriate in the best interest of the Corporation or as required by applicable laws and regulations.

        2.    Director Qualifications

  Independence

        The Board shall be comprised of a majority of independent directors as defined by the NYSE listing standards. In affirmatively determining that a director is independent of the Corporation's management and has no material relationship with the Corporation either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Corporation, the following categorical standards, in addition to such other factors as may be deemed appropriate, will be considered:

  a)
  The materiality of any relationship including commercial, industrial, banking consulting, legal accounting, charitable and familial relationships.

  b)
  In no event shall a director be considered independent if the director is an employee, or the director's immediate family member is an executive officer of the Corporation until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment. An immediate family member includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

  c)
  In no event shall a director be considered independent if the director receives, or their immediate family member (as defined above) receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and is not independent until three years after they cease receiving such compensation.

  d)
  In no event shall a director be considered independent if the director is affiliated with or employed by, or whose immediate family member (as defined above) is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation until three years after the end of the affiliation or the employment or auditing relationship.

  e)
  In no event is a director to be considered independent if the director is employed, or the director's immediate family member (as defined above) is employed, as an executive officer of another company where any of the Corporation's present executives serves on that company's compensation committee until three years after the end of such service or employment relationship.

  f)
  In no event is a director to be considered independent if the director is an executive officer or an employee, or an immediate family member (as defined above) of the director is an executive officer, of a company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for such year, until three years after falling below such threshold.

  g)
  A director will not fail to be deemed independent solely as a result of the director and the director's immediate family members' (as defined above) or a director's affiliated relationship's banking relationship with the Corporation if such relationship does not violate paragraphs 2(b) through 2(f) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Corporation and with respect to extensions of credit, are made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and do not involve more than the normal risk of collectability or present other unfavorable features.

  h)
  Audit Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Corporation and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit Committee members may receive director's fees or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board.

        Until November 4, 2004, references in Section 2 to:three years: shall be deemed to be references to such shorter periods as may be permitted by Section 303A of the NYSE Listed Company Manual.

  Minimum Qualification Standards and Process for Identifying and Evaluating Director Nominees

        In addition to consideration of the independence standards set forth above, nominees for directors, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, ability to commit adequate time to Board and committee matters, and to act on behalf of shareholders. The criteria shall also include a determination of the needs of the Board and of the individual's personal qualities and characteristics with those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation and its shareholders. The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of viewpoints, background, and business and community contacts relevant to the Corporation's business.

        The Nominating & Corporate Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its committees as well as the general composition of the Board. The Nominating & Corporate Governance Committee is responsible for identifying and recommending to the Board an annual slate of qualified nominees, including one or more nominees to fill vacancies on the Board that may occur between annual meetings. Final approval of the candidate is determined by the full Board. The invitation to join the Board should be extended by the Board.

        The Nominating & Corporate Governance Committee will evaluate director candidates submitted by shareholders in accordance with the applicable procedures set forth in the Corporation's proxy statement and pursuant to the criteria set forth above.

  Lead Independent Director

        The Board shall periodically appoint a Lead Independent Director whose duties shall include, but not be limited to the following: a) serve as Vice Chairperson of the Corporation and Bank of Hawaii (the "Bank") Executive & Strategic Planning Committee; b) serve as Chairperson of the Corporation and

Bank's Nominating & Corporate Governance Committee; c) preside over regularly scheduled executive sessions of the non-management directors; d) serve as a liaison between the independent and non-management directors and executive management when circumstances are such as the Chairman cannot act in such capacity; and e) assist the Board and executive management in ensuring compliance with these Guidelines.

  Service on Other Boards and Change in Professional Role

        Directors should advise the Chairman of the Board and Chairperson of the Nominating & Corporate Governance Committee in advance of accepting an invitation to serve on another public company board (or taking on additional significant committee assignments on other boards) to allow the Board the opportunity to review the director's availability to continue to fulfill his or her responsibilities as a member of the Board.

        Directors who significantly change their professional role or responsibilities should offer their resignation from the Board to provide the Board the opportunity to review the continued appropriateness of Board membership.

  Size of Board

        The Board currently has 13 positions and has recommend nominees for 4 vacant positions to be voted on at the 2004 annual shareholder's meeting. The Board believes a 13 member Board to be the right number, but will periodically review the size and determine the number that is the most effective in relation to the Board's needs.

  Term Limits and Retirement

        The Board observes a retirement age of 70 and no director may stand for election to the Board after his or her 70th birthday. The Board does not have term limits as it is the belief of the Board that they prevent the Corporation from benefiting from those directors who have developed, over a period of time, valuable knowledge, experience and insight into the Corporation and its operations. As an alternative to term limits, the Nominating & Corporate Governance Committee will review each director's continuation on the Board at least every three years. Each member of the Board shall stand for election every three years by the shareholders of the Corporation at the annual shareholder's meeting.

        3.    Director Responsibilities

  Attendance and Board Meetings

        The Board currently plans at least 9 meetings each year, with further meetings to occur at the discretion of the Board. Directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Corporation's annual shareholder's meeting. Directors may attend meetings by telephone to mitigate conflicts. The basic responsibility of directors is to exercise their business judgment in good faith to act on what they reasonably believe to be the best interests of the Corporation and comport themselves as representatives of all shareholders. Directors are expected to spend the time and effort necessary to properly discharge their responsibilities; ask incisive and probing questions in a manner that promotes open discussion; and seek to add value to the Corporation through their range of expertise and diversity of background.

  Meeting Materials and Agenda Items

        Board and committee materials should, to the extent practicable and advisable in light of all the circumstances, be distributed in writing to the Board sufficiently in advance of the meeting to permit prior review by the directors, and directors should review these materials in advance of the meeting. The Nominating & Corporate Governance Committee is responsible for assessing the quality and scope of information provided to the Board and making recommendations to management as appropriate.

        The Chairman of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. The Board will review the Corporation's long term strategic plan and annual operating plan each year.

  Access to Management and Independent Advisors

        Board members have complete access to the officers and employees of the Corporation and its subsidiaries. Meetings or contacts that a director desires to initiate may be arranged through the CEO, Managing Committee Member, Corporate Secretary or directly by the director. Board members will use their judgment to assure that such access is not disruptive to the Corporation's business and to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee.

        The Board encourages the attendance of senior management at the Board meetings to, among other reasons, make presentations on their respective business areas and provide insight into areas of discussion. Such attendance is at the discretion of the Board. The Board and its committees have the authority to hire, at the expense of the Corporation, independent legal, financial or other advisors as they deem necessary.

  Executive Sessions

        To ensure free and open discussion and communication among the independent directors of the Board, the Lead Independent Director shall preside over regularly scheduled executive sessions of the independent directors without management present.

        4.    Board Committees

  Standing Committees and Subcommittees

        The Board shall have at least the following four standing committees: Audit, Human Resources & Compensation, Nominating & Corporate Governance, and Executive. The Board may establish such additional committees as it deems necessary or appropriate. The purpose and goals and responsibilities of each of the committees shall be set forth in their respective charters as approved by the Board. Each charter shall include the requirements established by the NYSE and applicable laws and regulations. Each Board committee may establish additional subcommittees and delegate such power and authority as it deems appropriate. Each committee chairperson will give a report of his or her committee's activities to the full Board.

  Committee Member Qualifications

        The Audit, Human Resources & Compensation and Nominating & Corporate Governance committees shall be composed solely of independent directors. The Nominating & Corporate Governance Committee is responsible for reviewing the effectiveness of the Board committees and shall recommend the appointment of committee members to the Board.

  Committee Organization

        The Chairperson of each committee, in accordance with the committee's charter and in consultation with committee members, will determine the frequency of the committee meetings. The Chairperson of each committee, in consultation with committee members and management, will develop the committee's agenda.

  Committee Evaluation

        Each Committee shall annually review its charter and evaluate its performance and recommend to the Board any changes it deems necessary.

        5.    Director Compensation

        The Corporation's executive officers serving as directors shall not receive additional compensation for their service as directors.

        The members of the Corporation's Audit Committee shall not receive any additional compensation from the Corporation in addition to director fees (which may include fees for service on committees of the Board).

        Director compensation will be determined in accordance with the policies and principles set forth in the Human Resources & Compensation Committee charter and the standards set by the NYSE and other applicable laws and regulations. The Directors are compensated in cash and the Corporation's stock through restricted stock grants and stock options as provided for in the Director Stock Program. Directors may elect to defer their fees pursuant to the Directors Deferred Compensation Plan.

        The Board's Human Resources & Compensation Committee shall review and assess director compensation and the current practices in relation to, but not limited to, other comparable U.S. banks and those of the Corporation's competitors. Such an assessment will include review of material charitable contributions by the Corporation to organizations in which a director is affiliated and significant consulting or other similar arrangements between the Corporation and the director. The Human Resources and Compensation Committee shall make any recommendations they deem appropriate to the Board for their discussion and concurrence.

        6.    Director Orientation and Continuing Education

        The Corporation shall provide new directors with a director orientation program to familiarize them with the Corporation's business, strategic plan, significant financial, accounting and risk management issues, compliance programs, code of business conduct and ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors.

        Periodically, management will provide continuing education to directors through, but not limited to, Board and committee meetings and strategic and educational sessions on matters relevant to the Corporation and as requested by the Board. Board members are encouraged to continue their education as necessary to maintain their level of expertise or enhance their knowledge to assist them in performing their responsibilities as directors.

        7.    CEO Evaluation and Management Succession

        The Human Resources & Compensation Committee is responsible for conducting an annual review and evaluation of the CEO's performance and compensation as set forth in its charter and shall report to the Board on the results of its evaluation.

        The Human Resources & Compensation Committee is also responsible for reviewing the succession planning for the CEO in the event of an emergency or retirement and for senior officers, and shall periodically report to the Board on succession planning to allow the Board to determine that the Corporation has a satisfactory process for succession planning and the education, development and evaluation of senior officers.

        8.    Annual Performance Evaluation of the Board and Corporate Governance Guidelines

        The Nominating & Corporate Governance Committee shall lead and oversee the Board in its annual performance evaluation to determine whether the Board and its committees are functioning effectively. The evaluation criteria will be established by the Nominating & Corporate Governance Committee which will implement the evaluation process and discuss the results with the Board.

        The Corporate Governance Guidelines will be reviewed on at least an annual basis under the oversight of the Nominating & Corporate Governance Committee which shall make such recommendations to the Board as it deems necessary.

        9.    Code of Business Conduct and Ethics

        All directors owe a duty of loyalty to the Corporation. This duty mandates that, in the course of carrying out the duties and responsibilities of that position, the best interest of the Corporation and its shareholders take precedence over any personal interests of the director. The Board shall adopt and disclose publicly a Code of Business Conduct and Ethics for directors, officers and employees (the "Code"), and promptly disclose any waivers of the code for directors or executive officers. The Code will address at a minimum conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Corporation assets, compliance with laws, rules and regulations, and encourage the reporting of any illegal or unethical behavior.

        10.    Shareholder Communications to the Board and Independent Directors

        Shareholders may communicate with the Board, Independent Directors as a group or Lead Independent Director, by sending correspondence c/o the Corporation's Corporate Secretary, 130 Merchant Street, Dept. 232, Honolulu, Hawaii 96813. All communication will be provided to the Board, Independent Directors as a group, or Lead Independent Director as appropriate.

Appendix C

Bank of Hawaii Corporation
2004 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

        1.1    Establishment of the Plan.    Bank of Hawaii Corporation, a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

        The Plan shall become effective upon shareholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3    Duration of the Plan.    Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

        1.4    Successor Plan.    This Plan shall serve as the successor to the Pacific Century Financial Corporation Stock Option Plan of 1994 (the "Predecessor Plan"), and no further grants can be made under the Predecessor Plan on or after January 1, 2004. All outstanding Awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such Award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards. Any Shares as to which Awards granted or issued under the Predecessor Plan that may lapse, expire, terminate, or be cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the Option Price, or satisfy any tax withholding requirements also shall be deemed available for issuance or reissuance under Section 4.1 of the Plan.

Article 2. Definitions

        Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

        2.1    "Affiliate"    shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

        2.2    "Award"    means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

        2.3    "Award Agreement"    means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

        2.4    "Beneficial Owner or Beneficial Ownership"    shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.5    "Board" or "Board of Directors"    means the Board of Directors of the Company.

        2.6    "Cash-Based Award"    means an Award granted to a Participant as described in Article 10 herein.

        2.7    "Cause"    means (i) willful misconduct on the part of a Participant that is detrimental to the Company, its Affiliates, and/or its Subsidiaries; or (ii) the conviction of a Participant for the commission of a felony or crime involving turpitude. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

        2.8    "Change in Control"    shall occur for purposes of the Plan or the Predecessor Plan if any of the following events occur:

  (a)
  The acquisition by any individual, entity, or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company) of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities with respect to the election of Directors of the Company;

  (b)
  The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company; excluding, however, a corporate transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the corporate transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

  (c)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

        As of the Effective Date, the Change in Control definition described in this Section 2.8 shall constitute an amendment to Section 2.1(f) of the Predecessor Plan and shall replace the definition thereunder.

        2.9    "Code"    means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        2.10    "Committee"    means the Human Resources and Compensation Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

        2.11    "Company"    means Bank of Hawaii Corporation, a Delaware corporation, and any successor thereto as provided in Article 18 herein.

        2.12    "Covered Employee"    means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

        2.13    "Director"    means any individual who is a member of the Board of Directors of the Company.

        2.14    "Employee"    means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan.

        Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan

        2.15    "Exchange Act"    means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.16    "Fair Market Value" or "FMV"    means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

        2.17    "Fiscal Year"    means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

        2.18    "Freestanding SAR"    means an SAR that is granted independently of any Options, as described in Article 7 herein.

        2.19    "Full Value Award"    means an Award other than in the form of an ISO, NQSO, or SAR and which is settled by the issuance of Shares.

        2.20    "Grant Price"    means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

        2.21    "Incentive Stock Option" or "ISO"    means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

        2.22    "Independent Contractor"    means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Independent Contractor shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Independent Contractor who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Independent Contractor and the Company, its Affiliates, and/or its Subsidiaries, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Independent Contractor shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Independent Contractor's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Independent Contractor's Award Agreement related to such Award.

        2.23    "Insider"    shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.24    "Nonqualified Stock Option" or "NQSO"    means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

        2.25    "Option"    means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.26    "Option Price"    means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        2.27    "Participant"    means an Employee or Independent Contractor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

        2.28    "Performance-Based Compensation"    means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

        2.29    "Performance Measures"    means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

        2.30    "Performance Period"    means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.31    "Performance Share"    means an Award granted to a Participant, as described in Article 9 herein.

        2.32    "Performance Unit"    means an Award granted to a Participant, as described in Article 9 herein.

        2.33    "Period of Restriction"    means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

        2.34    "Person"    shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.35    "Restricted Stock"    means an Award of Shares granted to a Participant pursuant to Article 8 herein.

        2.36    "Restricted Stock Unit"    means an Award granted to a Participant pursuant to Article 8 herein.

        2.37    "Shares" or "Stock"    means the Shares of common stock of the Company.

        2.38    "Stock Appreciation Right" or "SAR"    means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

        2.39    "Stock-Based Award"    means an Award granted pursuant to the terms of Section 10.2 herein.

        2.40    "Subsidiary"    means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

        2.41    "Tandem SAR"    means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

        3.3    Delegation.    The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Independent Contractors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan (the "Share Authorization") shall be seven hundred thousand (700,000) Shares. The maximum number of Shares that may be issued pursuant to Awards in the form of ISOs shall be seven hundred thousand (700,000) Shares and the maximum number of Shares that may be issued in the form of NQSOs shall be seven hundred thousand (700,000) Shares. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the Plan under Section 1.4, Awards under the Predecessor Plan that terminate following the Effective Date may be credited to Share Authorizations. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

        Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an "Annual Award Limit," and collectively, "Annual Award Limits") shall apply to grants of such Awards under the Plan:

  (a)
  Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (b)
  SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be two and one-half million (2,500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (c)
  Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (d)
  Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (e)
  Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

  (f)
  Stock Awards. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be five-hundred thousand (500,000) Shares, plus the amount of the Participant's unused applicable Annual Award Limit as of the close of the previous Fiscal Year.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's shareholders.

Article 5. Eligibility and Participation

        5.1    Eligibility.    Individuals eligible to participate in the Plan include all Employees and Independent Contractors.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Independent Contractors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Independent Contractors.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, however, if the Option is an ISO the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, if required to maintain favorable accounting treatment for the Options granted, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.9    Transferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

  (b)
  Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.10    Notification of Disqualifying Disposition.    The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        6.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding Options may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 7. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        7.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.3    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.6    Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The difference between the FMV of a Share on the date of exercise over the Grant Price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

        7.9    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

        7.10    Substituting SARs.    In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted Stock SARs are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

        7.11    Dividend Equivalents.    At the discretion of the Committee, Participants holding SARs may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 8. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted

Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

        The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Bank of Hawaii Corporation's 2004 Equity and Incentive Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Bank of Hawaii.

        8.6    Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.7    Dividends and Dividend Equivalents.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee.

        8.8    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.9    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

        9.3    Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Dividend Equivalents.    At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

        9.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Stock-Based Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        10.2    Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.3    Value of Cash-Based and Stock-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Committee. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based and Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4    Earning of Cash-Based and Stock-Based Awards.    Subject to the terms of this Plan, the holder of Cash-Based and Stock-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards and Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

        10.5    Form and Timing of Payment of Cash-Based and Stock-Based Awards.    Payment of earned Cash-Based and Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards or earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards or to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        10.6    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based

Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

        10.8    Dividend Equivalents.    At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

Article 11. Performance Measures

        Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Earnings per share (actual or targeted growth);

  (b)
  Net income after capital costs;

  (c)
  Net income (before or after taxes);

  (d)
  Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);

  (e)
  Efficiency ratio;

  (f)
  Full-time equivalency control;

  (g)
  Stock price (including, but not limited to, growth measures and total shareholder return);

  (h)
  Noninterest income compared to net interest income ratio;

  (i)
  Expense targets;

  (j)
  Margins;

  (k)
  Operating efficiency;

  (l)
  EVA®; and

  (m)
  Customer satisfaction.

        Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs;

(e) extraordinary or nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

        A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

        Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

Article 13. Deferrals and Share Settlements

        Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14. Rights of Employees and Independent Contractors

        14.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

        For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

        14.2    Participation.    No Employee or Independent Contractor shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        14.3    Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant's employment is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

  (b)
  Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

  (c)
  The target payout opportunities attainable under all outstanding Awards under the Plan which are subject to achievement of any of the Performance Measures specified in Article 11, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been fully earned as of the effective date of the Change in Control.

  (i)
  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

  (ii)
  Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

  (d)
  Subject to Article 16, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 16. Amendment, Modification, Suspension, and Termination

        16.1    Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

        16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        16.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding

        17.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

        17.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that if required by the accounting rules and regulations to maintain favorable accounting treatment for the Awards, the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

        19.1    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

        19.2    Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        19.4    Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        19.5    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Independent Contractors, the Committee, in its sole discretion, shall have the power and authority to:

  (a)
  Determine which Affiliates and Subsidiaries shall be covered by the Plan;

  (b)
  Determine which Employees and Independent Contractors outside the United States are eligible to participate in the Plan;

  (c)
  Modify the terms and conditions of any Award granted to Employees or Independent Contractors outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

  (e)
  Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

        19.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        19.7    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

        19.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        19.9    Retirement and Welfare Plans.    The Awards under this Plans will not be included as "compensation" for purposes of computing benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

Article 20. Legal Construction

        20.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        20.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.4    Securities Law Compliance.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        20.5    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Notice of the Annual Meeting of Shareholders
April 30, 2004

Shareholders of record of Bank of Hawaii Corporation common stock at the close of business on March 1, 2004 are entitled to attend the meeting and vote on the business brought before it. The meeting will be held on Friday, April 30, 2004 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King St., Honolulu, Hawaii.

We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. By voting your proxy each year, you can keep your account active and avoid the potential escheatment of uncashed dividends and stock holdings to the state. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

By Order of the Board of Directors

/s/ CORI C. WESTON CORI C. WESTON Senior Vice President and Secretary Bank of Hawaii Corporation

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2004
P R O X Y
The undersigned hereby constitutes and appoints CLINTON R. CHURCHILL, DAVID A. HEENAN, and ROBERT A. HURET, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Bank of Hawaii Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of Bank of Hawaii Corporation to be held on April 30, 2004, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

INSTRUCTIONS FOR VOTING YOUR PROXY

Bank of Hawaii Corporation is offering shareholders of record three alternative ways of voting your proxies:
•By Telephone (using a touch-tone telephone)  •Through the Internet (using the browser)  •By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING        Available only until 5:00 p.m. Eastern time on Thursday, April 29, 2004

•
This method of voting is available for residents of the U.S. and Canada.
•
On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week.
•
You will be asked to enter ONLY the CONTROL NUMBER shown below.
•
Have your proxy card ready, then follow the simple instructions.
•
Your vote will be confirmed and cast as you directed.

INTERNET VOTING        Available only until 5:00 p.m. Eastern time on Thursday, April 29, 2004.

•
Visit our Internet voting Website at http://proxy.georgeson.com
•
Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
•
You will incur only your usual Internet charges.

VOTING BY MAIL

•
Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
•
If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER                        CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS:

1.	Elect the following directors:		FOR ALL nominees listed	WITHHOLD AUTHORITY	FOR EXCEPT*			FOR	AGAINST	ABSTAIN
	Class I MICHAEL J. CHUN	Class III MARY G.F. BITTERMAN MARTIN A. STEIN BARBARA J. TANABE ROBERT W. WO, JR.	☐	☐	☐	2.	Approve the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan.	☐	☐	☐
	Class II S. HAUNANI APOLIONA ALLAN R. LANDON

	(To withhold authority for any nominee, write his/her name on the line below.)					3.	Elect Ernst & Young LLP as Independent Auditor for 2004.	☐	☐	☐
	*Exception

DATE: __________________________________, 2004 SIGNATURE SIGNATURE (JOINT OWNERS)
Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both owners must sign.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 30, 2004
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS BOARD OF DIRECTORS
NOMINEES FOR ELECTION FOR CLASS III DIRECTORS TERMS EXPIRING IN 2007
CLASS II DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2006
CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2005
BENEFICIAL OWNERSHIP
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
CORPORATE GOVERNANCE BOARD STRUCTURE & COMPENSATION
BOARD COMMITTEES AND MEETINGS
Audit Committee: 8 Meetings in 2003
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
CUMULATIVE TOTAL RETURN Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested
PROPOSAL 2: APPROVAL OF BANK OF HAWAII CORPORATION 2004 STOCK OPTION PLAN AND INCENTIVE COMPENSATION PLAN
PROPOSAL 3: ELECTION OF AN INDEPENDENT AUDITOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL
OTHER BUSINESS
Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan